Exhibit 10.9.1

AMENDMENT NUMBER ONE TO
COAL SUPPLY AGREEMENT

This Amendment Number One to COAL SUPPLY AGREEMENT, made and entered into this 1st day of October 2007, is by and between Williams Bulk Transfer Inc., with offices in Williams, Iowa ("WBT"); and Lincolnway Energy, LLC, with offices in Nevada, Iowa ("LWE").

WITNESSETH:

WHEREAS, WBT and LWE are parties to a Coal Supply Agreement dated July 14, 2005, and

WHEREAS, WBT and LWE desire to amend that Coal Supply Agreement,

THEREFORE, in consideration of the covenants hereinafter contained, it is mutually agreed by and between the parties that the Coal Supply Agreement shall be amended on the day first signed above as follows:

1)	SECTION 1. TERM shall be deleted in its entirety and replaced with the following:

This Agreement shall commence on the day first signed above and expire as of January 1, 2013 ("Term").

2)	SECTION 2. QUANTITY shall be deleted in its entirety and replaced with the following:

LWE shall purchase one hundred percent (100%) of the Plant's coal via this Agreement. WBT shall provide to LWE up to 220,000 Tons of Coal per year at a per Ton price equal to the sum of the Coal Price and the Transportation Price for Coal (as defined in Sections 5 and 8) plus any subsequent price adjustments (defined in Sections 6 and 9) for the Term of this Agreement.

WBT shall make best efforts to maintain at all times a minimum of a twenty (20) day supply inventory of Coal at its terminal strictly for the benefit of LWE.

If LWE fails to purchase a minimum of 80,000 Tons of Coal from WBT in any calendar year ("Minimum Quantity Requirement"), LWE shall pay WBT (i) $16.00 per Ton of Coal (adjusted as provided in Section 6A) multiplied by the difference between the Minimum Quantity Requirement and the actual Tons of Coal purchased by LWE for the respective calendar year, less (ii) any amounts that WBT recovers by mitigating its damages.

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

For purposes of this Agreement, "Ton" shall mean 2,000 pounds avoirdupois.

3)	SECTION 5. TRANSPORTATION PRICE shall be deleted in its entirety and replaced with the following:

"Transportation Price" shall consist of the following components: (i) the cost of transloading Coal at WBT; (ii) the cost of transporting Coal from the Source to WBT via BNSF Railway ("BNSF") and CN Railroad ("CN"); and (iii) the cost of transporting the Coal from WBT to the Plant in bottom-dump trailers via motor transportation. On March 1, 2007, LWE's Transportation Price for Coal was $* per Ton, subject to the Transportation Price Adjustments as set forth in Section 6 below.

Effective January 2, 2008, $* per Ton shall be added to LWE's then current Transportation Price for Coal. On January 2, 2011, an additional $* per Ton shall be added to LWE's then current Transportation Price for Coal. In both cases the Transportation Price adjustments set forth in Section 6 shall then continue in full force and effect for the remainder of the Term of this Agreement.

4)	SECTION 6. TRANSPORTATION PRICE ADJUSTMENTS shall be deleted in its entirety and replaced with the following:

A.
Beginning April 1, 2007 and each, July1, October 1, January 1 and April 1 thereafter the Transportation Rate shall be adjusted quarterly, upward or downward, by 100% of the quarterly percentage change in the All Inclusive Index - Less Fuel (AII-LF); provided, however, that in no case shall a Transportation Price adjusted below the initial Transportation Price stated herein. For each adjustment, the AII-LF for the current quarter will be divided by the AII-LF for the previous quarter. Initially the Transportation Price herein and subsequently the previous quarter's Transportation Price will be multiplied by the resulting factor to produce the adjusted transportation rates for the current quarter. Once the adjusted transportation rates have been calculated, any fraction less than one-half cent shall be dropped and any fraction equal to or greater than one-half cent shall be increased to the next whole cent. This adjustment shall also apply to short-fall amount of $16.00 stated in Section 2 of this Agreement.

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

B.
A Fuel Surcharge shall apply to the Transportation Price if the monthly average Retail On-Highway Diesel Fuel Price of the US is equal to or greater than $* per gallon. The governing index shall be the Energy Information Administration's average price in cents per gallon for Retail On-Highway Diesel Fuel for the US Diesel price, which information is available by calling the Energy Information Administration's Diesel Fuel Motor & Gasoline Hotline at (202) 568-6966 or the Administration's web page at www.eia.doe.gov.

The Transportation Price shall be subject to adjustment once each month for fuel. The Fuel Surcharge for a given month will be determined based on the first of the prior month using the average weekly price of Retail On-Highway Diesel Fuel for the second month prior. The following table shall determine the Fuel Surcharge amount:

$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%
$* to $*	*	%

For each $* per gallon increase (or fraction thereof) thereafter an additional *% will be applied.

WBT will not impose a negative fuel surcharge (or refund) if the average price falls below $* per gallon.

The surcharge amount shall be rounded to the nearest one hundredth cent. For example, the average published price per gallon for the month of March, 2006 was $2.478. Thus, the Fuel Surcharge amount for May, 2006 would have been *% and the Transportation Price would have been adjusted as follows:

$* + ($* x *%) = $* or $*

This Fuel Surcharge is based on the percentage based coal fuel surcharge program used by BNSF Railway as of March 15, 2007, as seen in BNSF Rules Book 6100.

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

C.
LWE and WBT acknowledge that WBT's performance under this Agreement depends on WBT subcontractors for coal supply, rail and trucking services. If, during the Term of this Agreement, the coal suppliers, rail carriers or trucking companies used by WBT adjust their base rates or ancillary charges (such as fuel surcharge tables), or WBT experiences an event beyond the reasonable control of WBT that changes WBT's costs of transportation and delivery pursuant to this Agreement, WBT will provide LWE thirty (30) days advance written notice of such changes, and within sixty (60) days of that written notice the Parties may either negotiate a mutually agreeable price adjustment under this Agreement or terminate this Agreement; provided, however, that it is the intent of the Parties that any and each such price adjustment will be handled on a direct out-of-pocket cost, pass through basis.

5)	SECTION 8. COAL PRICE(S) shall be amended by adding the following paragraph.

The "Coal Price(s)" per calendar year shall be as follows based on a heat content of 8,750 BTU's per pound and subject to the Coal Price Adjustments in Section 9:

2008	$	*
2009	$	*
2010	$	*
2011	$	*
2012	$	*

Environmental Force Majeure. As of the effective date of this Agreement, the Coal is or can currently be utilized at LWE's Plant in material compliance with all air pollution control and environmental laws, regulations, and requirements, as the same are currently enacted and/or promulgated. If any new environmental law is enacted or new regulation is promulgated and becomes effective during the Term of this Agreement that was not known as of the effective date, or reasonably should have been known as of the effective date, and if such new law or regulation has a material adverse effect on LWE's ability to utilize the Coal sold under this Agreement, then LWE shall promptly notify WBT in writing of the new environmental law or regulation. LWE shall undertake commercially reasonable efforts to change its operating procedures or equipment, or to utilize the coal at other affiliated facilities, in order to continue utilizing the maximum quantity of Coal within the existing Coal quality specifications. After all such efforts have been made, if LWE's ability to utilize said Coal of this quality at its Plant is reduced, then the reduction shall be allocated pro-rata across all multi-year coal agreements entered into prior to this Agreement; provided, however, that the quantity of WBT's Coal supplied to LWE shall not be reduced when LWE is accepting coals of typical quality to LWE's plant under any Coal agreement entered into subsequent to this Agreement.

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

If by using the typical quality Coal LWE cannot materially comply with the new environmental laws and/or regulations, then LWE shall promptly notify WBT in writing of the new required Coal quality specifications. WBT shall consider and evaluate what steps can be reasonably taken in the mining and/or preparation of the Coal from the existing (primary) sources to meet the new Coal quality specifications. In the event the WBT can meet the new Coal quality specifications, WBT shall determine the increased costs, if any, anticipated by the WBT to be associated with meeting the new quality specifications. Based upon WBT's evaluation the parties shall have the following sequential options:

1.
If WBT's increased costs are less than or equal to 15% of the base price per ton, then LWE shall absorb said increased costs and shipments shall continue under the then current Agreement, as modified for the new Coal quality specifications, or

2.
If WBT's increased costs are greater than 15% of the base price per ton, then LWE shall have the option to absorb said total increased costs and shipments shall continue under the then current Agreement, as modified for the new Coal quality specifications, or

3.
If LWE does not agree to absorb increased costs greater than 15% of the base price per ton or WBT does not meet the new coal quality specifications, then WBT has the option to provide substitute Coal meeting the revised Coal quality specifications under said Agreement at the current equivalent delivered price plus 15% of the base price per ton; or if WBT does not exercise the option to provide substitute Coal as provided, then

4.	WBT shall have the right to match the product selected by LWE to replace the remaining Coal requirements for the remainder of the Term hereof.

Changes in market conditions, commercial frustration, commercial impracticability or the occurrence of unforeseen events rendering performance of this Agreement uneconomical for LWE, shall not constitute a new environmental law or regulation.

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

6)	SECTION 9. COAL PRICE ADJUSTMENTS shall be deleted in its entirety and replaced with the following:

The Coal Prices are firm for the Term of this Agreement subject only to adjustments for changes in laws and regulations that are enacted and in force or that expire during the Term of this Agreement that change Source's cost of producing, selling, loading, or shipping Coal during the Term of this Agreement. Such adjustments to the Coal Prices because of changes in laws or regulations shall be added to or subtracted from the Coal Prices on a direct pass-through basis. The Coal Prices stated in Section 8 includes reimbursement to Source of all environmental, land restoration and regulatory costs, including without limitation, any reclamation costs required under applicable federal, state or local law in effect as of March 29, 2007.

The federal statute (30 U.S.C. Section 1232) that provides for collection of the Federal Reclamation Fee for Abandoned Mine Lands ("AML") mandates two reductions from the rate in effect on March 29, 2007. The reductions are scheduled to become effective on October 1, 2007 and October 1, 2012. Notwithstanding anything contained in this Agreement to the contrary, these scheduled reductions in the AML fee and any change in regulations to implement them will have no effect on the Coal Price. If the federal government makes additional changes in the AML fees during the term of this Agreement, beyond those now scheduled to take effect on October 1, 2007 and on October 1, 2012, those changes shall be passed through to the Coal Price in accordance with the prior provisions of this Section 9.

Adjustment for Inflation. The Coal Price per Ton set forth in Section 8 hereinabove shall be increased or decreased for each percentage point of change, or proportionately for fractional parts of a percentage point of change, to reflect changes in the following indices. The Coal Price will be adjusted per the indexes as weighted and detailed below. Changes shall become effective semi-annually as of January 1 and July 1 of each year, beginning January 1, 2008, and shall be based upon the preliminary indices for November of the prior year and May of the current year, respectively. The Gross Domestic Product-Implicit Price Deflator (GDP-IPD) shall be the preliminary indices for the third quarter of the prior year, and first quarter of the current year, respectively. The Prime Rate index shall be based on the Prime Rate on the 15th day of December and June, respectively. The index base and base amounts shall be the following:

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

	Index Weight	Index Base
CPI (W) Urban Wage Earners and Clerical Workers-All Items cwur0000sa0*	30%	198.544	Preliminary February 2007
PPI Industrial Commodities - Less Fuel & Pwr**	32%	169.0	Preliminary February 2007
#2 Diesel Fuel wpu057303 **	8%	193.5	Preliminary February 2007
GDP-IPD ***	15%	116.890	Q4 2006 Preliminary
Prime Rate ****	15%	8.25	March 29, 2007

* U.S. Department of Labor, Bureau of Labor Statistics, Not Seasonally Adjusted, 1982-84 = 100% basis.
**U.S. Department of Labor, Bureau of Labor Statistics, Not Seasonally Adjusted, 1982 = 100% basis, preliminary basis.
***U.S. Department of Commerce, Bureau of Economic Analysis, Price Indexes for Gross Domestic Product - Implicit Price Deflator / Table 1.1.9 / Seasonally Adjusted, 2000 = 100% basis, preliminary release.
***Prime Rate of interest as reported in the money rates section of the Wall Street Journal for the last business day of the quarter - as published on the subsequent business day.

The impact of the semi-annual escalations, on a net basis, as weighted in the table above shall not impact the Coal Price until they exceed the Embedded Escalation Deadband of three percent (3%) per year on a semi-annual basis as follows (detail provided in Exhibit B-1, which is attached hereto and incorporated by this reference).

EMBEDDED INFLATION ESCALATION DEADBAND, 2008-2012

Escalation Date	Quarterly Increase		Cumulative Increase
JUL 1, 2007	$	*	$	*
JAN 1, 2008	$	*	$	*
JUL 1, 2008	$	*	$	*
JAN 1, 2009	$	*	$	*
JUL 1, 2009	$	*	$	*
JAN 1, 2010	$	*	$	*
JUL 1, 2010	$	*	$	*
JAN 1, 2011	$	*	$	*
JUL 1, 2011	$	*	$	*
JAN 1, 2012	$	*	$	*
JUL 1, 2012	$	*	$	*

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

Notwithstanding anything contained herein to the contrary, in no event shall the Coal Price as adjusted pursuant to this Section 9 at any time be less than the Coal Price, by calendar year, as set forth in Section 8 above.

If the basis for any of the index numbers is changed, said index shall be adjusted to take into account such changed basis. In the event any designated index is discontinued or altered, becomes unavailable, or is no longer applicable, the Parties shall undertake to agree on a substitute index or a substitute method of cost adjustment which most closely matches the economic structure of the discontinued or altered index. If the Parties fail to reach agreement on the substitute index or method within ninety (90) calendar days, then the substitute index or substitute method of cost adjustment shall be submitted to arbitration and resolved. The values to perform the calculations set forth in this section shall be rounded to three decimal places.

A hypothetical Coal Price escalation for illustration purposes is attached hereto as Exhibit B-2.

Adjustments for BTU and Sulfur Dioxide. The Coal Price delivered during a calendar month shall also be adjusted for variations in calorific value and sulfur dioxide. Adjustments shall be added to or subtracted from, as the case may be, the Coal Price determined in accordance with Sections 8 and 9 hereof. The adjustments shall be calculated as follows:

Btu Adjustment Per Ton = ( P + $10.00 ) x ( AR - BB )
        BB
Where:

P = The Price of coal per ton delivered during the month in Section 6,

AR = The monthly weighted average "As-Received" Btu's per pound of the respective coal delivered to Buyer; and,

BB = The Base Btu's per pound of the respective coal delivered to Buyer during the month; the BB value = [8,750]

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

SO2 Adjustment Per Ton= ((BSD-ARSD)* (Monthly SO2 value/2000)) * 17.6

Where:

Monthly SO2 value = The simple arithmetic average of all S02 allowance prices published in Air Daily for the applicable month.

ARSD =	The monthly weighted average "As-Received Sulfur Dioxide" expressed in pounds per million BTU of the respective coal delivered to Buyer; and,

BSD =	The Base Sulfur Dioxide per pound of the respective coal expressed in pounds per million BTU during the month. BSD = .55

7)	SECTION 11. COAL QUALITY shall be deleted in its entirety and replaced with the following:

Exhibit A, which is incorporated herein by this reference, is attached hereto and identifies the Coal quality specifications for the Coal from the Source.

WBT and LWE agree that, except as specifically amended by this Amendment Number One, all of the other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS THEREOF, the parties intending to be legally bound have caused this Amendment Number One to be executed by an authorized representative.

WILLIAMS BULK TRANSFER INC.		LINCOLNWAY ENERGY, LLC

By:	/s/ Kevin P. Burke	By:	/s/ Richard J. Brehm

Title:	Vice President	Title:	President

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT A
October 1, 2007

TYPICAL COAL QUALITY SPECIFICATIONS
North Antelope Rochelle Mine ("NARM")

Typical Monthly Weighted Average, As-Received Basis, from NARM

Gross Calorific Value, Btu/lb	8,740
Moisture, %	27.60
Ash, %	4.5
Sulfur Dioxide, lb/MMBtu	0.52
Fines (< ¼ inch)	27%

Reject Quality on a Trainload, as-received basis from NARM

Btu/lb	Less than 8,500 Btu/lb
Moisture, %	Greater than 32%
Ash, %	Greater than 6.5%
Sulfur Dioxide, lb/MMBtu	Greater than 1.2 lb/MMBtu
Fines (< ¼ inch)	35%

*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.